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                             CONTRACT EXTENSION AGREEMENT

    This Contract Extension Agreement, dated December 19, 1996 (the "Agreement"), is made by and between REGENCY SERVICE CORPORATION, a California corporation ("RSC"), and GARY L. MCDONALD REAL ESTATE AND DEVELOPMENT CO., a California corporation ("Project Manager").

                                       RECITALS

    A. RSC and Project Manager are parties to that certain Project Management Agreement, dated April 1, 1996 (the "Management Agreement"), pursuant to which Project Manager provides certain services attendant to RSC's divestiture of its real estate investment and development activities, as more fully described in the Management Agreement.

    B. Pursuant to section 6.1 of the Management Agreement, the term of the Management Agreement expires on December 19, 1996, unless RSC elects to extend the Management Agreement as provided in section 6.2 thereof.

    C. RSC has notified Project Manager of its election to extend the Management Agreement to March 31, 1997, and the parties desire to memorialize the terms of such extension by this Agreement.

                                      AGREEMENT

    In consideration of the mutual covenants of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, RSC and Project Manager agree as follows:

    1. EXTENSION. The term of the Management Agreement is extended to March 31, 1997, subject to the provisions of section 6.2 of the Management Agreement (providing for further extensions at the election of RSC) and subject, further, to the provisions of section 6.3 of the Management Agreement (providing for early termination under certain circumstances), as amended by section 2 below.

    2. EARLY TERMINATION. Section 6.3(a) of the Management Agreement is amended as follows:

         (a) In order to correct an error appearing in the original version of subsection 6.3(a)(v) of the Management Agreement, such subsection is amended to read in its entirety as follows:

              "(v)      during any extension of the initial term of this
    Agreement (but not during such initial term), upon not less than thirty (30) days prior written notice to Project Manager for any reason, in RSC's sole and absolute discretion."

         (b)  The following provision is added to section 6(a);


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         "(vi)     immediately on written notice to Project Manager if, based on information obtained from Northwestern Asset Management or Bob Perry-Smith & Co. regarding their respective reviews of RSC and its real estate development activities, the board of directors of RSC determines, in its sole discretion, that it is in the best interests of RSC and its affiliates to terminate this Agreement."

    3. NO FURTHER AMENDMENTS. As modified by the terms of this Agreement, the Management Agreement remains in full force and effect in accordance with each of its terms and conditions.

    4.   MISCELLANEOUS TERMS.

         a. INTEGRATION. The provisions of this Agreement , together with those set forth in the Management Agreement, constitute the entire agreement between the parties, and supersede all prior and contemporaneous agreements, understandings and negotiations, whether written or oral, with respect to its subject matter.

         b. CAPTIONS. The captions and headings used in this Agreement are provided for convenience only and shall not affect the meaning, interpretation or construction of any of the provisions of this Agreement.

         c. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original as against the party whose signature appears thereon and together which shall constitute but one and the same document. This Agreement shall become effective when each party has signed and delivered one or more counterparts of this Agreement to the other party.

    IN WITNESS WHEREOF, the parties have caused this Contract Extension Agreement to be executed and delivered by their respective duly authorized representatives as of the date set forth beneath their respective signatures hereto.

"RSC"                             "PROJECT MANAGER"

REGENCY SERVICE CORPORATION,      GARY L. McDONALD REAL ESTATE
a California corporation          AND DEVELOPMENT CO.,
                                  a California corporation


By: /s/  STEVEN F. HERTEL         By: /s/  GARY L. MCDONALD
   -------------------------         --------------------------
    Steven F. Hertel                    Gary L. McDonald
    President                           President, Chief Executive Officer

Date: December 29, 1996          Date: December 23, 1996



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